FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
David Jones
Executive Vice President and
Chief Financial Officer
865-293-5299

MEDIA CONTACT:
Tracy Young
Vice President, Communications
800-818-1498

Team Health Holdings, Inc. Announces Second Quarter 2013
Financial Results
2013 Second Quarter Highlights

▪	Net revenue increased 14.5% to $579.7 million over the prior year second quarter

▪	Net earnings attributable to Team Health Holdings, Inc. ("Net earnings") were $18.4 million; $31.3 million after adjustments

▪	Diluted net earnings per share of $0.26; Adjusted EPS of $0.44

▪	Adjusted EBITDA increased 11.0% to $61.1 million

▪	Reiterate 2013 net revenue growth guidance of 13.0% to 14.0%, with an opportunity to achieve an additional $10.0 million to $15.0 million of revenue from Medicaid parity

KNOXVILLE, Tenn. - July 30, 2013 - Team Health Holdings, Inc. ("TeamHealth" or the "Company") (NYSE: TMH), one of the largest providers of outsourced physician staffing solutions for hospitals in the United States, today announced results for its second quarter of 2013.

"We delivered solid financial results, with double digit growth in net revenue, Adjusted EBITDA, Adjusted EPS and operating cash flow, despite operating in an extremely challenging utilization environment,” said TeamHealth Chief Executive Officer, Greg Roth.

“Similar to many other healthcare providers, we saw softer volume trends continue into the second quarter that constrained same contract revenue growth and operating margins. Despite this challenging headwind, all three of our primary growth drivers contributed to net revenue growth of almost 15%, led by acquisition revenue growth of 9.2%, followed by net new contract revenue growth of 3.6%, and same contract revenue, which contributed 1.7% of the increase in net revenue. The growth in same contract revenue was a result of increases in estimated collections offsetting a volume decline of 2.5% between quarters.

“Although volumes have been weaker than originally anticipated during 2013, we are focused on aspects of the business within our control and are confident in our ability to continue to drive revenue and earnings growth for the remainder of the year. We are implementing our acquisition strategy, executing on net new contract sales, driving improvements in same contract pricing, and continuing to deliver strong operating cash flows. Specifically, our M&A pipeline is robust, as evidenced by the four transactions in July. In addition, we have been vigilant in managing our cost structure, which resulted in an improvement in SG&A margin this quarter.

"We continue to project full year 2013 annual net revenue growth of between 13% and 14%. While we expect to drive double digit revenue growth in 2013, if we continue to experience challenging volume trends, we believe we could see pressure on operating margins that could cause our 2013 Adjusted EBITDA margin to modestly trail our 10.5% target. Our current 2013 revenue and margin projections include no benefit from the Medicaid Parity program. Based upon our current assessment of Medicaid Parity, our 2013 projections should be enhanced as we anticipate additional revenues that could range between $10 million and $15 million in the second half of 2013."

Lynn Massingale, M.D., Executive Chairman of TeamHealth, added, "We are pleased with our operational performance in the first half of 2013 and our ability to adapt to changing market conditions, given the volume constrained environment in the second quarter. Our results showcase the benefits TeamHealth delivers to hospitals and physicians, regardless of the macroeconomic backdrop. Our best in class national infrastructure and physician leadership offer a proven ability to improve clinical operations and patient care. We will continue to make investments in patient safety, risk management, operational efficiency and customer satisfaction in order to expand our network of high quality affiliated providers, with an end goal of providing the highest levels of patient care."

2013 Second Quarter Results
Net revenue increased 14.5% to $579.7 million from $506.3 million in the second quarter of 2012. Acquisitions contributed 9.2%, new contracts, net of terminations, contributed 3.6%, and same contracts contributed 1.7% of the increase in quarter-over-quarter growth in net revenue.
Same contract revenue increased $8.9 million, or 2.0%, to $454.7 million from $445.9 million in the second quarter of 2012. An increase of 6.4% in estimated collections on fee for service visits provided a

4.6% increase in same contract revenue growth between quarters while a 2.5% decrease in same contract volumes constrained growth by 1.9%. Contract and other revenue constrained same contract revenue growth between quarters by 0.7%. Acquisitions contributed $46.4 million of revenue growth, and net new contract revenue increased by $18.2 million between quarters. No revenue has been recognized from the Medicaid parity program in the second quarter of 2013.
Reported net earnings were $18.4 million, or $0.26 diluted net earnings per share, compared to net earnings of $14.1 million, or $0.21 diluted net earnings per share, in the second quarter of 2012. The financial results for the second quarter of 2013 included $9.9 million ($6.7 million after-tax) of contingent purchase compensation expense and non-cash amortization expense of $9.5 million ($6.3 million after tax). Excluding these items, net earnings for the second quarter of 2013 would have been $31.3 million and Adjusted EPS would have been $0.44 per share. Financial results for the second quarter of 2012 included $12.2 million of contingent purchase compensation expense ($7.6 million after-tax) and non-cash amortization expense of $7.3 million ($4.7 million after-tax). Excluding these items, net earnings for the second quarter of 2012 would have been $26.4 million and Adjusted EPS would have been $0.39 per share. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted Earnings Per Share” below for the definition of Adjusted EPS and its reconciliation to net earnings and diluted earnings per share attributable to Team Health Holdings, Inc.
Cash flow provided by operations for the quarter increased to $24.6 million from $16.3 million in the second quarter of 2012. There were no contingent purchase payments made in the second quarter of 2013 and $2.0 million in 2012. Excluding the second quarter 2012 contingent payment, operating cash flow increased $6.4 million between quarters principally due to an increase in profitability and a decrease in working capital funding requirements.
Adjusted EBITDA increased 11.0% to $61.1 million from $55.1 million in the second quarter of 2012, and Adjusted EBITDA margin was 10.5% compared to 10.9% for the same quarter in 2012. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings attributable to Team Health Holdings, Inc.
As of June 30, 2013, the Company had cash and cash equivalents of approximately $93.9 million and $250.0 million of available borrowings under its revolving credit facility (without giving effect to $6.1 million of undrawn letters of credit). The Company's total outstanding debt was $509.7 million as of June 30, 2013.

2013 First Six Months Results

Net revenue in the six months ended June 30, 2013 increased 17.3% to $1.16 billion from $985.0 million for the same period of 2012. Acquisitions contributed 11.0% of the growth, and new contracts, net of terminations, contributed 4.1% of the growth. Same contract revenue contributed 2.2% of the growth in net revenue. Same contract revenue for the six months ended June 30, 2013 increased $21.7 million, or 2.5%, to $898.9 million from $877.2 million in the same period a year ago. Increases in estimated collections on fee for service visits of 4.4% provided a 3.3% increase in same contract revenue growth between periods. Fee for service volume constrained growth in same contract revenue by 0.5% as the number of visits decreased 0.7% from the same contract volume reported in the six months ended June 30, 2012. Contract and other revenue constrained growth 0.3% between periods. Acquisitions contributed $108.1 million of growth between periods. Net new contract revenue increased by $40.8 million.
Reported net earnings were $36.5 million in the six months ended June 30, 2013, or $0.52 diluted net earnings per share, compared to net earnings of $28.5 million, or $0.42 diluted net earnings per share, in the same period of 2012. The 2013 first six months financial results included $20.2 million ($13.2 million after-tax) of contingent purchase compensation expense and non-cash amortization expense of $18.4 million ($12.1 million after-tax). Excluding these items, net earnings for the 2013 first six months would have been $61.8 million and Adjusted EPS would have been $0.88 per share. Financial results for the same period in 2012 included $18.6 million of contingent purchase compensation expense ($11.4 million after-tax), non-cash amortization expense of $13.4 million ($8.5 million after-tax), and an increase in prior year professional liability loss reserves of $5.2 million ($3.1 million after-tax). Excluding these adjustments, net earnings for the same period in 2012 would have been $51.5 million and Adjusted EPS would have been $0.76 per share. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted Earnings Per Share” below for the definition of Adjusted EPS and its reconciliation to net earnings and diluted earnings per share.
Cash flow provided by operations for the six months ended June 30, 2013 was $62.3 million compared to $30.7 million in 2012. There were no contingent purchase payments in 2013 and $2.0 million were included in the 2012 operating cash flows. Excluding the impact of the 2012 contingent purchase payments, operating cash flows increased $29.7 million between periods.
Adjusted EBITDA increased 14.8% to $121.3 million from $105.7 million in the six months ended June 30, 2012, and Adjusted EBITDA margin was 10.5% compared to 10.7% for the same period in 2012. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings attributable to Team Health Holdings, Inc.

Conference Call
As previously announced, TeamHealth will hold a conference call tomorrow, July 31, 2013, to discuss its second quarter 2013 results at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. A replay will be available one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 417251. The replay will be available until August 7, 2013.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.teamhealth.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about TeamHealth, please visit the company's Web site at www.teamhealth.com. TeamHealth uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding TeamHealth is routinely posted on the Company's Web site and is readily accessible.

About TeamHealth
TeamHealth (Knoxville, Tenn.) (NYSE: TMH) is one of the largest providers of outsourced physician staffing solutions for hospitals in the United States. Through its 18 regional locations and multiple service lines, TeamHealth's more than 8,900 affiliated healthcare professionals provide emergency medicine, hospital medicine, anesthesia, urgent care, and pediatric staffing and management services to more than 800 civilian and military hospitals, clinics, and physician groups in 47 states. For more information about TeamHealth, visit www.teamhealth.com.

Forward Looking Statements
Statements and information contained herein that are not historical facts and that reflect the current view of the Company about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company's future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The Company's “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.
Non-GAAP Financial Measures Reconciliations
In this release we refer to Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS which are financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA is defined as net earnings attributable to Team Health Holdings, Inc. before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table under “Adjusted EBITDA” below. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenue. Adjusted EPS is defined as diluted earnings per share attributable to Team Health Holdings, Inc. excluding non-cash and other adjustments, including the impact of contingent purchase compensation expense and amortization expense relating to purchase accounting for historical acquisitions and the other adjustments shown in the table under “Adjusted Earnings Per Share.” For a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure, we refer you to the tables under “Adjusted EBITDA” and “Adjusted Earnings Per Share,” respectively.

Team Health Holdings, Inc.
Consolidated Balance Sheets

	December 31, 2012	June 30, 2013
	(Unaudited) (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$41,240	$93,864
Accounts receivable, less allowance for uncollectibles of $337,049 and $371,733 in 2012 and 2013, respectively	363,779	374,494
Prepaid expenses and other current assets	38,051	43,071
Receivables under insured programs	31,371	25,209
Total current assets	474,441	536,638
Investments of insurance subsidiary	72,315	80,262
Property and equipment, net	49,166	47,431
Other intangibles, net	137,944	124,320
Goodwill	337,600	345,440
Deferred income taxes	31,599	34,152
Receivables under insured programs	47,886	52,680
Other	48,448	47,962
	$1,199,399	$1,268,885
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,046	$22,183
Accrued compensation and physician payable	180,127	168,158
Other accrued liabilities	132,115	131,372
Income tax payable	1,082	691
Current maturities of long-term debt	16,250	16,250
Deferred income taxes	39,489	39,175
Total current liabilities	394,109	377,829
Long-term debt, less current maturities	501,563	493,438
Other non-current liabilities	186,260	213,599
Shareholders' equity:
Common stock, ($0.01 par value; 100,000 shares authorized, 67,763 and 69,527 shares issued and outstanding at December 31, 2012 and June 30, 2013, respectively)	678	695
Additional paid-in capital	578,553	609,605
Accumulated deficit	(464,002)	(427,496)
Accumulated other comprehensive earnings	1,701	583
Team Health Holdings, Inc. shareholders' equity	116,930	183,387
Noncontrolling interest	537	632
Total shareholders' equity including noncontrolling interest	117,467	184,019
	$1,199,399	$1,268,885

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Team Health Holdings, Inc.
Consolidated Statements of Comprehensive Earnings

	Three Months Ended June 30,
	2012	2013
	(Unaudited)
	(In thousands, except per share data)
Net revenue before provision for uncollectibles	$930,219	$1,062,806
Provision for uncollectibles	423,920	483,073
Net revenue	506,299	579,733
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	392,820	454,771
Professional liability costs	16,660	19,077
General and administrative expenses (includes contingent purchase compensation expense of $12,242 and $9,912 in 2012 and 2013, respectively)	56,500	56,929
Other expense (income)	283	(181)
Depreciation	3,531	4,191
Amortization	7,332	9,495
Interest expense, net	3,974	3,737
Transaction costs	1,277	111
Earnings before income taxes	23,922	31,603
Provision for income taxes	9,806	13,207
Net earnings	14,116	18,396
Net earnings attributable to noncontrolling interest	—	43
Net earnings attributable to Team Health Holdings, Inc.	$14,116	$18,353

Net earnings per share of Team Health Holdings, Inc.
Basic	$0.21	$0.27
Diluted	$0.21	$0.26
Weighted average shares outstanding
Basic	65,814	68,689
Diluted	67,753	70,810

Other comprehensive earnings (loss), net of tax:
Net change in fair value of investments, net of tax of $190 and $(586) for 2012 and 2013, respectively	353	(1,088)
Comprehensive earnings	14,469	17,308
Comprehensive earnings attributable to noncontrolling interest	—	43
Comprehensive earnings attributable to Team Health Holdings, Inc.	$14,469	$17,265

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Team Health Holdings, Inc.
Consolidated Statements of Comprehensive Earnings

	Six Months Ended June 30,
	2012	2013
	(Unaudited) (In thousands, except per share data)
Net revenue before provision for uncollectibles	$1,770,643	$2,069,155
Provision for uncollectibles	785,682	913,477
Net revenue	984,961	1,155,678
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	764,405	907,540
Professional liability costs	38,968	37,733
General and administrative expenses (includes contingent purchase compensation expense of $18,585 and $20,171 in 2012 and 2013, respectively)	104,864	115,051
Other income	(1,174)	(1,464)
Depreciation	6,650	8,278
Amortization	13,449	18,368
Interest expense, net	7,531	7,536
Transaction costs	2,505	573
Earnings before income taxes	47,763	62,063
Provision for income taxes	19,223	25,461
Net earnings	28,540	36,602
Net earnings attributable to noncontrolling interest	—	95
Net earnings attributable to Team Health Holdings, Inc.	$28,540	$36,507

Net earnings per share of Team Health Holdings, Inc.
Basic	$0.43	$0.53
Diluted	$0.42	$0.52
Weighted average shares outstanding
Basic	65,691	68,294
Diluted	67,569	70,435

Other comprehensive earnings (loss), net of tax:
Net change in fair value of investments, net of tax of $18 and $(603) for 2012 and 2013, respectively	34	(1,118)
Comprehensive earnings	28,574	35,484
Comprehensive earnings attributable to noncontrolling interest	—	95
Comprehensive earnings attributable to Team Health Holdings, Inc.	$28,574	$35,389

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Team Health Holdings, Inc.
Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2012	2013
	(Unaudited) (In thousands)
Operating Activities
Net earnings	$14,116	$18,396
Adjustments to reconcile net earnings:
Depreciation	3,531	4,191
Amortization	7,332	9,495
Amortization of deferred financing costs	200	255
Equity based compensation expense	1,738	2,544
Provision for uncollectibles	423,920	483,073
Deferred income taxes	1,713	(3)
Gain on disposal or sale of equipment	(84)	—
Equity in joint venture income	(871)	(987)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(435,635)	(484,117)
Prepaids and other assets	(11,015)	(11,328)
Income tax accounts	(12,415)	(12,528)
Accounts payable	(860)	2,000
Accrued compensation and physician payable	11,508	6,431
Contingent purchase liabilities	10,247	8,543
Other accrued liabilities	(1,926)	(1,177)
Professional liability reserves	4,761	(154)
Net cash provided by operating activities	16,260	24,634
Investing Activities
Purchases of property and equipment	(6,686)	(3,990)
Sale of property and equipment	171	—
Cash paid for acquisitions, net	(118,872)	(585)
Purchases of investments by insurance subsidiary	(22,729)	(13,216)
Proceeds from investments by insurance subsidiary	20,714	10,633
Net cash used in investing activities	(127,402)	(7,158)
Financing Activities
Payments on notes payable	(2,500)	(4,062)
Proceeds from revolving credit facility	311,500	—
Payments on revolving credit facility	(199,100)	—
Stock issuance costs	(653)	(31)
Proceeds from the issuance of common stock under stock purchase plans	1,054	1,443
Proceeds from exercise of stock options	4,224	11,461
Tax benefit from exercise of stock options	—	2,439
Net cash provided by financing activities	114,525	11,250
Net increase in cash and cash equivalents	3,383	28,726
Cash and cash equivalents, beginning of period	10,193	65,138
Cash and cash equivalents, end of period	$13,576	$93,864
Supplemental cash flow information:
Interest paid	$4,117	$3,753
Taxes paid	$20,692	$23,469

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Team Health Holdings, Inc.
Consolidated Statements of Cash Flow

	Six Months Ended June 30,
	2012	2013
	(Unaudited) (In thousands)
Operating Activities
Net earnings	$28,540	$36,602
Adjustments to reconcile net earnings:
Depreciation	6,650	8,278
Amortization	13,449	18,368
Amortization of deferred financing costs	399	510
Equity based compensation expense	2,861	4,082
Provision for uncollectibles	785,682	913,477
Deferred income taxes	187	(2,264)
(Gain) loss on disposal or sale of equipment	(62)	79
Equity in joint venture income	(1,407)	(1,686)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(814,950)	(924,192)
Prepaids and other assets	(6,377)	(3,934)
Income tax accounts	(2,480)	(391)
Accounts payable	(3,065)	(2,577)
Accrued compensation and physician payable	(3,250)	(8,212)
Contingent purchase liabilities	16,590	17,431
Other accrued liabilities	(5,058)	(3,109)
Professional liability reserves	12,984	9,886
Net cash provided by operating activities	30,693	62,348
Investing Activities
Purchases of property and equipment	(9,595)	(7,360)
Sale of property and equipment	171	125
Cash paid for acquisitions, net	(118,872)	(12,585)
Purchases of investments by insurance subsidiary	(44,886)	(40,027)
Proceeds from investments by insurance subsidiary	42,562	30,359
Other investing activities	(2,000)	—
Net cash used in investing activities	(132,620)	(29,488)
Financing Activities
Payments on notes payable	(5,000)	(8,125)
Proceeds from revolving credit facility	461,300	—
Payments on revolving credit facility	(357,900)	—
Stock issuance costs	(653)	(507)
Payments of financing costs	(19)	(1)
Proceeds from the issuance of common stock under stock purchase plans	1,054	1,443
Proceeds from exercise of stock options	6,866	23,689
Tax benefit from exercise of stock options	—	3,265
Net cash provided by financing activities	105,648	19,764
Net increase in cash and cash equivalents	3,721	52,624
Cash and cash equivalents, beginning of period	9,855	41,240
Cash and cash equivalents, end of period	$13,576	$93,864
Supplemental cash flow information:
Interest paid	$8,054	$7,580
Taxes paid	$21,650	$24,983
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Team Health Holdings, Inc.
Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings attributable to Team Health Holdings, Inc. before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table below. We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EBITDA, management recognizes and considers the limitations of this measure. Adjusted EBITDA does not reflect certain cash expenses that we are obligated to make, and although depreciation and amortizations are non-cash charges, assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for net earnings, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.
The following table sets forth a reconciliation of net earnings attributable to Team Health Holdings, Inc. to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(In thousands)
Net earnings attributable to Team Health Holdings, Inc.	$14,116	$18,353	$28,540	$36,507
Interest expense, net	3,974	3,737	7,531	7,536
Provision for income taxes	9,806	13,207	19,223	25,461
Depreciation	3,531	4,191	6,650	8,278
Amortization	7,332	9,495	13,449	18,368
Other expense (income)(a)	283	(181)	(1,174)	(1,464)
Contingent purchase compensation expense(b)	12,242	9,912	18,585	20,171
Transaction costs(c)	1,277	111	2,505	573
Equity based compensation expense(d)	1,738	2,544	2,861	4,082
Insurance subsidiary interest income	548	442	1,112	864
Professional liability loss reserve adjustments associated with prior years	—	—	5,165	—
Severance and other charges	223	(692)	1,294	970
Adjusted EBITDA	$55,070	$61,119	$105,741	$121,346

(a)	Reflects gain or loss on sale of assets, realized gains on investments, and changes in fair value of investments associated with the Company's non-qualified retirement plan.

(b)	Reflects expense recognized for estimated future contingent payments associated with acquisitions.

(c)	Reflects expenses associated with accounting, legal, due diligence and other transaction fees related to acquisition activity.

(d)	Reflects costs related to options and restricted shares granted under the Team Health Holdings, Inc. 2009 Amended and Restated Stock Incentive Plan.

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Team Health Holdings, Inc.
Adjusted Earnings Per Share
(in thousands, except per share data)

We present Adjusted earnings per share attributable to Team Health Holdings, Inc. (“Adjusted EPS”) as a supplemental measure of our performance. We define Adjusted EPS as diluted earnings per share excluding non-cash and other adjustments, including the impact of contingent purchase compensation expense and amortization expense relating to purchase accounting for historical acquisitions. We present Adjusted EPS because we believe that it assists investors in understanding the impact of acquisition-related costs on our earnings per share and comparing our performance across operating periods on a consistent basis and provides additional insight into our core earnings performance. Adjusted EPS is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EPS, management recognizes and considers the limitations of this measure. Adjusted EPS does not reflect certain cash expenses that we are obligated to make, and although contingent purchase compensation expense and amortization expense are non-cash charges in the period reported, such charges reflect historical or future cash payments in conjunction with our acquisition transactions. In addition, other companies in our industry may calculate Adjusted EPS differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EPS should not be considered in isolation or as a substitute for net income, operating income, basic and diluted earnings per share, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.

The following tables set forth a reconciliation of diluted earnings per share to Adjusted EPS (note that some totals may not add due to rounding).

	Three Months Ended June 30,
	2012		2013
Diluted weighted average shares outstanding	67,753		70,810
Net earnings and diluted net earnings per share attributable to Team Health Holdings, Inc., as reported	$14,116	$0.21	$18,353	$0.26
Adjustments:
Contingent purchase compensation expense, net of tax of $(4,677) and $(3,194) for 2012 and 2013, respectively	7,565	0.11	6,718	0.09
Amortization expense, net of tax of $(2,653) and $(3,243) for 2012 and 2013, respectively	4,679	0.07	6,252	0.09
Net earnings and diluted earnings per share attributable to Team Health Holdings, Inc., as adjusted	$26,360	$0.39	$31,323	$0.44

	Six Months Ended June 30,
	2012		2013
Diluted weighted average shares outstanding	67,569		70,435
Net earnings and diluted net earnings per share attributable to Team Health Holdings, Inc., as reported	$28,540	0.42	$36,507	0.52
Adjustments:
Professional liability loss reserve adjustments associated with prior years, net of tax of $(2,051) for 2012	3,114	0.05	—	—
Contingent purchase compensation expense, net of tax of $(7,195) and $(6,961) for 2012 and 2013, respectively	11,390	0.17	13,210	0.19
Amortization expense, net of tax of $(4,984) and $(6,244) for 2012 and 2013, respectively	8,465	0.12	12,124	0.17
Net earnings and diluted earnings per share attributable to Team Health Holdings, Inc., as adjusted	$51,509	$0.76	$61,841	$0.88

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Team Health Holdings, Inc.
Revenue Analysis
The components of net revenue include revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Three Months Ended June 30,
	2012	2013
	(in thousands)
Same contracts:
Fee for service revenue	$328,426	$340,595
Contract and other revenue	117,466	114,154
Total same contracts	445,892	454,749
New contracts, net of terminations:
Fee for service revenue	25,787	29,707
Contract and other revenue	15,431	29,677
Total new contracts, net of terminations	41,218	59,384
Acquired contracts:
Fee for service revenue	16,577	43,250
Contract and other revenue	2,612	22,350
Total acquired contracts	19,189	65,600
Consolidated:
Fee for service revenue	370,790	413,552
Contract and other revenue	135,509	166,181
Total net revenue	$506,299	$579,733
The following table reflects the visits and procedures included within fee for service revenues described in the table above:

	Three Months Ended June 30,
	2012	2013
	(in thousands)
Fee for service visits and procedures:
Same contract	2,287	2,230
New and acquired contracts, net of terminations	307	425
Total fee for service visits and procedures	2,594	2,655

-continued-

Team Health Holdings, Inc.
Revenue Analysis

The components of net revenue include revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Six Months Ended June 30,
	2012	2013
	(in thousands)
Same contracts:
Fee for service revenue	$652,715	$677,105
Contract and other revenue	224,487	221,833
Total same contracts	877,202	898,938
New contracts, net of terminations:
Fee for service revenue	51,934	62,743
Contract and other revenue	36,636	66,665
Total new contracts, net of terminations	88,570	129,408
Acquired contracts:
Fee for service revenue	16,577	82,635
Contract and other revenue	2,612	44,697
Total acquired contracts	19,189	127,332
Consolidated:
Fee for service revenue	721,226	822,483
Contract and other revenue	263,735	333,195
Total net revenue	$984,961	$1,155,678
The following table reflects the visits and procedures included within fee for service revenues described in the table above:

	Six Months Ended June 30,
	2012	2013
	(in thousands)
Fee for service visits and procedures:
Same contract	4,492	4,462
New and acquired contracts, net of terminations	548	864
Total fee for service visits and procedures	5,040	5,326